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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          FIRST FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           FIRST FINANCIAL CORPORATION
                            ONE FIRST FINANCIAL PLAZA
                                  P.O. BOX 540
                           TERRE HAUTE, INDIANA 47808


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 20, 2005

     Notice is hereby given that, pursuant to the call of its Directors, an Annual Meeting of Shareholders of First Financial Corporation ("Corporation") will be held on April 20, 2005 at 11:00 o'clock a.m., local time, at One First Financial Plaza, Terre Haute, Indiana.

     The purposes of the meeting are:

     (1) To elect B. Guille Cox, Jr., Anton H. George, Gregory L. Gibson and Virginia L. Smith to the Board of Directors of the Corporation for a three (3) year term to expire in 2008;

     (2) To elect B. Curtis Brighton to the Board of Directors of the Corporation for a two (2) year term to expire in 2007;

     (3) To transact such other business as may properly be presented at the meeting.

     Only shareholders of record at the close of business on March 16, 2005 will be entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors

                                        /s/ DONALD E. SMITH

                                        DONALD E. SMITH
                                        Chairman of the Board and President

March 22, 2005



                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

    IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE
       URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                               PROXY STATEMENT OF
                           FIRST FINANCIAL CORPORATION
                            ONE FIRST FINANCIAL PLAZA
                    P.O. BOX 540 o TERRE HAUTE, INDIANA 47808
                                 (812) 238-6000

                             -----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 20, 2005
                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Financial Corporation (the "Corporation") of Proxies for use at the Annual Meeting of Shareholders of the Corporation to be held on April 20, 2005, at 11:00 a.m. local time at One First Financial Plaza, Terre Haute, Indiana, and at any and all adjournments of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to the shareholders on or about March 30, 2005.

The Corporation is a financial services holding company which owns First Financial Bank N.A. ("FFB"), First State Bank, First Crawford State Bank, The Morris Plan Company of Terre Haute, Inc., First Community Bank N.A., Forrest Sherer, Inc. and First Financial Reinsurance Company, Ltd.

Only shareholders of record as of March 16, 2005, will be entitled to notice of, and to vote at, the Annual Meeting. As of March 10, 2005 the Corporation had issued and outstanding 13,505,938 shares of common stock, which were held by approximately 908 shareholders of record. There are no other outstanding securities of the Corporation entitled to vote. On the matters to be voted on at this Annual Meeting, each share is entitled to one vote, exercisable in person or by proxy.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares voting, abstaining or withholding authority to vote on any issue will be counted as present for purposes of determining a quorum. Approval by a plurality of the votes cast at the meeting, assuming a quorum is present, is required for election of each nominated director. Action on any other matters to come before the meeting must be approved by an affirmative vote of a majority of the shares present, in person, or by proxy. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the named nominees will result in the respective nominee receiving fewer votes.

The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally, electronically or by telephone by officers, directors and certain employees who will not be specially compensated for such soliciting.

Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting (i) by written notice sent to Michael A. Carty, Secretary, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (ii) personally upon oral or written request at the Annual Meeting, or (iii) by duly executing a proxy bearing a later date.

The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted in favor of the election as directors of the five (5) persons named as nominees in this Proxy Statement. If for any reason any of the director/nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Corporate Governance/Nominating Committee if the Board of Directors elects to fill such nominees' position. If any other shareholder proposal intended to be presented at the 2005 Annual Meeting was not received by the Corporation on or before February 6, 2005, the proxies will have discretionary authority to vote on the matter. Any other matters that may properly come before the meeting will be acted upon by the persons named as proxies in the accompanying form of proxy in accordance with his or her discretion.

                              ELECTION OF DIRECTORS

The Board of Directors is currently composed of eleven (11) members. The Corporation's Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in size as possible, with one class of directors elected each year for a term extending to the third succeeding Annual Meeting after such election. The nominees for election as director are nominated to serve for terms to expire in 2008 with the exception of director Brighton, who has been nominated to complete a term to expire in 2007. Each nominee is a current director of the Corporation. The following information is provided concerning each nominee and each incumbent director continuing in office.

         CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding directors, nominees and the Named Executive Officers of the Corporation, including beneficial ownership of the Corporation's common stock as of March 10, 2005, by each of the Corporation's directors, nominees and the Named Executive Officers; and all current directors and executive officers as a group.

                                                                               SHARES OF COMPANY COMMON STOCK
NAME, AGE AND PRINCIPAL OCCUPATION                      DIRECTOR            BENEFICIALLY OWNED ON MARCH 10, 2005
DURING THE PAST FIVE YEARS                              SINCE                NUMBER          PERCENT OF CLASS (1)
-----------------------------------------------------------------------------------------------------------------
NOMINEES FOR TERMS TO EXPIRE IN 2008

   B. Guille Cox, Jr., 59                               1987                 85,596                  .63%(2)
   Attorney-at-Law with Cox Zwerner Gambill & Sullivan

   Anton H. George, 45                                  1989                    618                  .01%
   President of Indianapolis Motor Speedway Corp.;
   Director of Vectren Corporation

   Gregory L. Gibson, 42                                1994                 66,962                  .50%
   President of ReTec, Inc.

   Virginia L. Smith, 56                                1987                  6,134                  .05%
   President of R.J. Oil, Inc.

NOMINEE FOR TERM TO EXPIRE IN 2007

   W. Curtis Brighton, 51                               2004                 10,000                  .07%
   Executive Vice President and General Counsel
   Hulman & Company

INCUMBENT MEMBERS OF THE BOARD OF DIRECTORS
WHOSE TERMS EXPIRE IN 2006

   Thomas T. Dinkel, 54                                 1989                 10,870                  .08%
   President of Sycamore Engineering, Inc.

   Norman L. Lowery, 58, Vice Chairman of the           1989                 19,650                  .15%(3)
   Board and CEO; Vice President of the Corporation;
   President of First Financial Bank N.A.

   Patrick O'Leary, 68                                  1983*                51,815                  .38%
   President of Contract Services, LLC

INCUMBENT MEMBERS OF THE BOARD OF DIRECTORS
WHOSE TERMS EXPIRE IN 2007

   Chapman J. Root II, 55                               1989                 34,094                  .25%
   Board Member of Root Organization

   William A. Niemeyer, 82                              1983*                33,260                  .25%
   President of Niemeyer Coal Co.

   Donald E. Smith, 78                                  1983*               151,593                 1.12%
   Chairman of the Board and President

* First Financial Corporation was formed in 1983.

OTHER EXECUTIVE OFFICERS OF THE CORPORATION

   Thomas S. Clary, 53                                                            0                    0%
   Senior Vice President & CCO of First Financial Bank N.A.

   Michael A. Carty, 54, Secretary/Treasurer                                 13,876                  .10%
   Senior Vice President & CFO of First Financial Bank N.A.

   Richard O. White, 57                                                      19,269                  .14%
   Senior Vice President of First Financial Bank N.A.


All Directors and Executive Officers as a group have 508,455 shares, which is 3.76% of the shares outstanding. This includes shares held for the accounts of Donald E. Smith, Norman L. Lowery, Thomas S. Clary, Michael A. Carty and Richard
O. White in the First Financial Corporation Employee Stock Ownership Plan.

(1) The information contained in this column is based upon stockholder records of the Corporation and information furnished to the Corporation by the individuals identified above.

(2) Mr. Cox, under certain circumstances, has the power, with the consent of others, to vote an additional 339,906 shares (2.52%). These shares are not reflected in the amount on this page.

(3) Mr. Lowery has the power to vote an additional 133,334 (.99%) shares as co-trustee of the Root Children's Business Trust. These shares are not reflected in the amount on this page.

The Corporation's executive officers served as executive officers of the Corporation for the following periods:

NAME AND EXECUTIVE OFFICER POSITION                                         EXECUTIVE OFFICER SINCE
----------------------------------------------------------------------------------------------------------
   Donald E. Smith, Chairman and President                                            1983
   Norman L. Lowery, Vice Chairman and CEO                                            1996
   Michael A. Carty, Secretary, Treasurer, Senior Vice President and CFO              1983
   Richard O. White, Senior Vice President of First Financial Bank N.A.               1983
   Thomas S. Clary, CCO and Senior Vice President of First Financial Bank N.A.        2002

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE. The Board of Directors has determined that under the rules of the NASDAQ Stock Market, a majority of the Board of Directors is comprised of independent directors, and that the following directors are independent: Messrs. Brighton, Root, Niemeyer, George, Gibson, Dinkel and O'Leary.

ATTENDANCE AT MEETINGS. During 2004 the Board of Directors of the Corporation held 12 regular meetings and a total of 17 meetings. No incumbent director attended fewer than 75% of the aggregate number of Board meetings and meetings of committees on which he or she served. Eleven directors attended the 2004 Annual Meeting of Shareholders.

CERTAIN RELATIONSHIPS. Certain family relationships exist among the directors of the Corporation. Donald E. Smith is the father of Virginia L. Smith and father-in-law of Norman L. Lowery. There are no arrangements or understandings between any of the directors pursuant to which any of them have been selected for their respective positions.

CODE OF BUSINESS CONDUCT AND ETHICS. The Corporation has adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of the Corporation's directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Code is posted on the Corporation's website at www.first-online.com. The Corporation intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for directors or executive officers of the Corporation will be disclosed in a report on Form 8-K.

COMMITTEES:

GOVERNANCE/NOMINATING COMMITTEE. Members consist of Messrs. O'Leary, Root and Niemeyer. The Board of Directors has determined that Messrs. O'Leary, Root and Niemeyer are independent under Rule 10A-3 of the SEC and the rules of the NASDAQ Stock Market. The Governance/Nominating Committee identifies director nominees through a combination of referrals, including management, existing board members and shareholders. This Committee met two times during 2004. A copy of the charter of this Committee is available on the Corporation's web site at www.first-online.com. There are five director nominees for the 2005 Annual Meeting, all of whom are incumbent directors.

AUDIT COMMITTEE. Members for 2004 consisted of Anton H. George, Thomas T. Dinkel and Patrick O'Leary. The Board of Directors has determined that Messrs. George, Dinkel and O'Leary are independent under Rule 10A-3 of the SEC and the rules of the NASDAQ Stock Market. The Committee reviews the Corporation's operations and management, accounting functions, the adequacy and effectiveness of the internal controls and internal auditing methods and procedures and is responsible for the appointment, compensation, retention and oversight of the independent public accountants for the Corporation. The Audit Committee had four meetings during 2004. A copy of the charter of this Committee is attached as Exhibit A to this proxy statement and is posted on the Corporation's website at www.first-online.com.

A current member of the Audit Committee is financially sophisticated under applicable NASDAQ rules. The Board of Directors selected the members of the Audit Committee based on the Board's determination that they are fully qualified to monitor the performance of management, the public disclosures by the Corporation of its financial condition and performance, our internal accounting operations and our independent auditors. In addition, the Audit Committee has the ability on its own to retain independent accountants or other consultants whenever it deems appropriate.

The Board of Directors has determined that the Corporation currently does not have a director who qualifies as a "financial expert" under federal securities laws. To be considered a "financial expert," an individual's past experience generally must include experience in the preparation or audit of comparable public company financial statements, or the supervision of someone in the preparation or audit of comparable public company financial statements.

The Corporation is actively engaged in recruiting a "financial expert" to serve as a member of the Board of Directors and as a member of the Audit Committee. While it might be possible to recruit a person who meets these qualifications of a "financial expert," the Board has determined that in order to fulfill all the functions of our Board and our Audit Committee, each member of our Board and our Audit Committee, including any "financial expert," should ideally understand community banking and understand the markets in which the Corporation operates, and that it is not in the best interests of our Corporation to nominate as a director someone who does not have all the experience, attributes and qualifications we seek.

COMPENSATION COMMITTEE. Members consist of Messrs. George, O'Leary and Niemeyer. The Board of Directors has determined that Messrs. George, O'Leary and Niemeyer are independent under Rule 10A-3 of the SEC and the rules of the NASDAQ Stock Market. The Compensation Committee approves the compensation of the officers of the Corporation and its subsidiaries. Such Committee met three times in 2004.

COMPENSATION OF DIRECTORS. Each director of the Corporation is also a director of FFB, the lead subsidiary bank of the Corporation, and receives directors' fees from each organization. During 2004 a director of the Corporation and FFB received a fee of $750 for each board meeting attended.

Non-employee directors also receive a fee for meetings attended of the Audit Committee of $1,000, the Compensation Committee of $1,000, the Governance/Nominating Committee of $1,000 and the Loan Discount Committee of $300. Each director also received from FFB a semi-annual director's fee of $2,500 on July 15th and December 16th. No non-employee director served as a director of any other subsidiary of the Corporation.

Directors of the Corporation and FFB who are not yet 70 years of age may participate in a deferred director's fee program at each institution. Under this program, a director may defer $6,000 of his or her director's fees each year over a five-year period. When the director reaches age 65 or age 70, the director may elect to receive payments over a ten-year period. The amount of the deferred fees is used to purchase an insurance product which funds these payments. Each year from the initial date of deferral until payments begin at age 65 or 70, the Corporation accrues a non-cash expense which will equal in the aggregate the amount of the payments to be made to the director over the ten-year period. The Corporation expects that the cash surrender value of the insurance policy will offset the amount of expenses accrued. If a director fails for any reason other than death to serve as a director during the entire five-year period, or the director fails to attend at least 60 regular or special meetings, the amount to be received at age 65 or 70, as applicable, will be prorated appropriately. For 2004, the allocated cost of the deferred directors' fees was $123,405.

Directors also may be compensated under the Corporation's 2001 Long-Term Incentive Plan, discussed under "Report of the Compensation Committee on Executive Compensation." Under the plan, directors may receive 90, 100 or 110 percent of the director's "award amount" if the Corporation and FFB attain certain goals established by the Compensation Committee. For 2004, each director received pursuant to the 2001 Long-Term Incentive Plan an award of $35,400 from the Corporation, which represented 100 percent of the director's "award amount" under the plan for 2004.

                            COMPENSATION OF OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Decisions on compensation of the Corporation's executives are made by the Compensation Committee of the Board, which also serves as the Compensation Committee of FFB. The Board of Directors has determined that each member of the Compensation Committee is "independent" under Rule 10A-3 of the SEC and the rules of the NASDAQ Stock Market. All decisions of the Compensation Committee relating to the compensation of the Corporation's executive officers are reviewed and ratified by the full Board.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for satisfactory individual performance and for satisfactory performance of the Corporation as a whole. The individual goals established in the strategic plan and budget for the Corporation and FFB, and the goals relating to performance of the Corporation established under the 2001 Long-Term Incentive Plan discussed below, are also utilized in setting compensation levels of executive officers.

BASE SALARY. Base salary for an executive officer is determined after the executive officer is reviewed by the Compensation Committee. This review includes an analysis of the performance of the Corporation and FFB and an analysis of the individual's performance during the past fiscal year, with a focus on the executive officer's quality and quantity of work; supervisory skills; dependability; initiative; attendance; overall skill level; and overall value to the Corporation. This analysis also includes a comparison of actual individual performance versus established strategic planning and budgetary goals.

ANNUAL BONUS AMOUNTS. The Compensation Committee determines whether a bonus should be paid based primarily upon the overall performance of the Corporation. For 2004, Mr. Smith received a bonus of $150,000 and Messrs. Lowery, Carty, Clary and White each received a bonus of $150,000, $19,000, $16,000 and $16,000, respectively.

LONG-TERM INCENTIVE PLAN. Beginning in 1999 the Board began discussions with several consultants regarding compensation programs. These consultations and discussions focused on an analysis of compensation programs of other financial institutions and what actions were needed to provide comparable compensation packages to directors, officers and key employees. These discussions and the analysis of the information received culminated with the adoption by the Board in November 2000 of the 2001 Long-Term Incentive Plan, effective January 1, 2001. The plan expires on December 31, 2009.

This plan was adopted after lengthy Board discussions with and consultation from Clarke Bardes Consulting. The plan is designed to enhance stockholder value of the Corporation by attracting and retaining directors, officers and other key employees and provide further incentive for directors, officers and other key employees to give their maximum effort to the continued growth and success of the Corporation. This is an unfunded, nonqualified plan of deferred compensation which is administered by the Compensation Committee.

Directors and executive officers who are "highly compensated employees" within the meaning of Section 201(2) of ERISA, and who are age 65 or under are eligible to participate in the plan. The Compensation Committee has designated as participants in the plan all directors of the Corporation, the executive officers listed in the summary compensation table below, the presidents of its subsidiary banks and certain other officers. Individuals are not eligible to receive rewards of compensation under the plan after age 65. The Compensation Committee exempted Messrs. Smith, Niemeyer and O'Leary from the age limitations of the plan at the plan's inception.

Rewards of compensation under the plan are based upon the specific "award amount" for each individual specified in the plan. There are four tiers of participants in the plan, with a different award amount specified for each tier. The award amounts were established after discussions with and receipt of advice from the Corporation's consultant, who had performed an analysis of a peer group of companies for the Corporation and the financial institution industry generally.

Rewards of compensation equal 90, 100 or 110 percent of the individual's award amount. The percentage of the award made is dependent upon whether the Corporation and the subsidiary banks attain either the first, second or third target level of performance goals established by the Compensation Committee for the Corporation and each subsidiary bank. If the first target level is not attained, no award is made. If the first, second or third levels of the performance goals are attained, the award will equal 90, 100 or 110 percent of the award amount, respectively.

Payments under the plan generally do not begin until the earlier of January 1, 2015, or the January 1 immediately following the year in which the participant reaches age 65. Payments are in cash only and are generally made in 180 equal consecutive monthly installments.

Directors and executives become 100 percent vested in their awards if or when they have provided five years of service to the Corporation or the respective subsidiary.

Awards for 2004 were based on a weighted point total of the following target goals for the Corporation and its subsidiary banks: return on average assets, return on average equity, net after-tax income and corporate earnings per share.

The Corporation and most of its affiliate banks each attained the second target level for 2004, which resulted in directors and executive officers receiving rewards under the plan equal to 100% of the individual's award amount. Two region managers and one product manager attained the first target level resulting in a 90% individual award amount.

OTHER COMPENSATION PLANS. At various times in the past the Corporation has adopted certain broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other Corporation employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans.

BENEFITS. The Corporation provides certain other benefits to the executive officers which did not exceed 10% of salary and bonus for fiscal 2004.

CHIEF EXECUTIVE OFFICER'S 2004 COMPENSATION. The Compensation Committee recommends Mr. Lowery's salary and bonus in the same manner as discussed above for other executives.

                   MEMBERS OF THE 2004 COMPENSATION COMMITTEE

                Patrick O'Leary, Compensation Committee Chairman
                    - Anton H. George - William A. Niemeyer

SUMMARY COMPENSATION TABLE

The following table sets forth for each of the last three fiscal years the cash compensation paid by the Corporation, as well as certain other compensation paid or awarded during those years, to the Chief Executive Officer and each of the next four most highly compensated executive officers of the Corporation in all capacities in which they served.


NAME AND                                 ANNUAL COMPENSATION (1)
PRINCIPAL POSITION      YEAR    SALARY(2)       BONUS (3)       OTHER (4)     ALL OTHER COMPENSATION (5)
------------------      ----    -----------------------------------------     --------------------------
DONALD E. SMITH         2004    $535,230        $150,000        $375,600                $     0
President & Chairman    2003    $519,630        $150,000        $354,900                $47,325
of the Corporation;     2002    $496,764        $150,000        $353,000                $36,964
Chairman of FFB

NORMAN L. LOWERY        2004    $446,700        $150,000        $312,800                $ 4,895
Vice Chairman, CEO      2003    $429,944        $150,000        $295,500                $ 4,895
& Vice President of the 2002    $397,630        $150,000        $293,800                $ 4,895
Corporation; President
& CEO of FFB

MICHAEL A. CARTY        2004    $163,326        $ 19,000        $ 74,000                $ 1,200
CFO, Secretary &        2003    $144,935        $ 16,000        $ 69,900                $ 1,200
Treasurer of the        2002    $137,916        $ 15,500        $ 69,300                $ 1,200
Corporation; Sr. Vice
President of FFB

RICHARD O. WHITE        2004    $139,638        $ 16,000        $ 73,500                $ 1,200
Sr. Vice President      2003    $134,280        $ 16,000        $ 69,400                $ 1,200
of FFB                  2002    $127,961        $ 15,000        $ 68,900                $ 1,200

THOMAS S. CLARY         2004    $150,151        $ 16,000        $ 67,900                $ 2,344
Sr. Vice President      2003    $141,215        $ 16,000        $ 64,500                $ 2,344
of FFB & CCO            2002    $ 49,691        $  6,000        $ 27,042                $ 2,065

(1) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus and are not required to be disclosed by applicable rules of the Securities and Exchange Commission.

(2) Salary reflects base compensation and income earned in the form of director's fees from the Corporation or its affiliate banks during the indicated calendar years.

(3) The bonus amounts are payable pursuant to determinations made by the Compensation Committee of the Corporation, as described in the Compensation Committee Report and as approved by the Board of Directors.

(4) These amounts represent the amount awarded under the 2001 Long-Term Incentive Plan. Payment of these amounts will not begin until the earlier of January 1, 2015, or the January 1 immediately following the year in which the participant reaches age 65. These payments generally will be annuitized over a 180-month period. Interest accrues on these amounts at 3.50% from January 1, 2010, until payment begins. When payment begins, interest will accrue on the unpaid portion at a 7.00% annual rate compounded monthly. The plan requires vesting over a five-year period. As such Mr. Clary, with two full years of vesting, is entitled to receive only 40% of his awarded amount at December 31, 2004. See the discussion under "Employment Agreements" concerning payments resulting from a "change in control," as defined in the plan.

(5) These amounts include Corporation payments for the years noted on behalf of the above-named individuals (except Mr. Smith) pursuant to a life insurance program (Life Insurance Program) for the executive officers of FFB. Under the Life Insurance Program, FFB purchased a life insurance policy on behalf of each executive officer of FFB. The policy is owned by the individual and will be paid at age 65 for those who were 55 or older, and at age 60 for those who are less than 55 years of age at the time the program was started. The annual cost of this insurance for those reported (except for Mr. Smith) was as follows:
$4,895 for Mr. Lowery; $2,344 for Mr. Clary; $1,200 for Mr. Carty; and $1,200 for Mr. White. Allocations to the named individual's respective account in the Corporation's Employee Stock Ownership Plan ("ESOP") for 2004, which are properly included in this column, were not calculable as of the date of this Proxy Statement. Such amounts for 2003 were as follows: $10,903 for Mr. Smith; $10,903 for Mr. Lowery; $8,283 for Mr. Carty; and $8,193 for Mr. White.

EMPLOYEE BENEFIT PLANS

EMPLOYEE STOCK OWNERSHIP PLAN. The Corporation sponsors the First Financial Corporation Employee Stock Ownership Plan ("ESOP") and the First Financial Corporation Employees' Pension Plan ("Pension Plan") for the benefit of substantially all of the employees of the Corporation and its subsidiaries. These plans constitute a "floor offset" retirement program, so that the Pension Plan provides each participant with a minimum benefit which is offset by the benefit provided by the ESOP.

Under the terms of the ESOP, the Corporation or its subsidiaries, as participating employers, may contribute Corporation common stock to the ESOP or contribute cash to the ESOP, which will be primarily invested in the Corporation's common stock. The amount of contributions, when they are made, is determined by the Board of Directors of the Corporation. No participant contributions are required or allowed under the ESOP. Participants have the right to direct the voting of the shares of the Corporation's stock allocated to their accounts under the ESOP on all corporate matters.

For the year ended December 31, 2004, the Corporation contributed 36,000 shares of the Corporation's stock valued at $1,162,800 to the ESOP. The stock will be allocated to the individual ESOP accounts of the participants effective as of December 31, 2004, although no allocation to the individual accounts had been made or calculated as of the date of mailing of this Proxy Statement.

DEFINED BENEFIT PLAN. The Pension Plan was adopted in conjunction with, but is separate from, the ESOP. The monthly guaranteed minimum benefit under the Pension Plan is reduced by the monthly benefit derived from the participant's vested portion of his ESOP account balance, calculated by the actuary for the Pension Plan as a single life annuity. The normal retirement benefit will begin at age 65 and be paid monthly for as long as the participant lives.

The following table shows the estimated annual benefits payable under the Pension Plan upon retirement at age 65 in 2004 for various periods of Benefit Service at specified levels of remuneration. The benefit amounts presented in the totals are annual straight life annuity amounts without deduction for Social Security or other offset amounts and without regard for the benefit limitations of the Internal Revenue Code. A participant's Final Average Annual Compensation shown under the Pension Plan is generally based on the salary and bonus set forth in the Summary Compensation Table.


   ----------------------------------------------------------------------------------------------------------
                                   ESTIMATED MINIMUM ANNUAL RETIREMENT BENEFIT
   ----------------------------------------------------------------------------------------------------------
                                        FINAL AVERAGE ANNUAL COMPENSATION
   ----------------------------------------------------------------------------------------------------------
     YEARS OF
     BENEFIT                                                                                        300K
     SERVICE      70K        100K        130K        160K        190K        220K        250K      OR MORE
   ----------------------------------------------------------------------------------------------------------
       10       $15,430     $23,380     $31,330    $ 39,280    $ 47,230    $ 55,180    $ 63,130    $ 76,380
   ----------------------------------------------------------------------------------------------------------
       20        30,860      46,760      62,660      78,560      94,460     110,360     126,260     152,760
   ----------------------------------------------------------------------------------------------------------
       30        39,290      60,140      80,990     101,840     122,690     143,540     164,390     199,140
   ----------------------------------------------------------------------------------------------------------
       40        40,005      61,830      83,655     105,480     127,305     149,130     170,955     207,330
   ----------------------------------------------------------------------------------------------------------

                                       6

The Corporation implemented a nonqualified supplemental retirement plan and a nonqualified deferred compensation plan to replace benefits lost due to the Internal Revenue Code limitations on benefits and compensation and limitations imposed on employer contributions under the ESOP and the pension plan. These plans are unfunded, and no contributions by the Corporation were made to these plans during the last three fiscal years. The table does not take these limits into account because it includes benefits from both the qualified and nonqualified plans.

                              EMPLOYMENT CONTRACTS

EMPLOYMENT AGREEMENT. FFB entered into an Employment Agreement with Norman L. Lowery, its President and Chief Executive Officer, effective January 1, 2005. The Employment Agreement is a five-year agreement which may be extended each year by the Board of Directors for an additional one-year term. Under the Employment Agreement, Mr. Lowery receives an annual salary equal to his current salary, which is $417,219 for 2005, subject to increases approved by the Board of Directors, and is entitled to participate in other bonus and fringe benefit plans available to the Corporation's and FFB's employees.

If Mr. Lowery is terminated for other than "just cause" or is "constructively discharged," and such termination does not occur within 12 months after a "change in control" (as such terms are defined in the Employment Agreement), he would receive an amount equal to the sum of his base salary through the end of the then-current term of the Employment Agreement. He also would be entitled to elect to receive, at his sole discretion, either (i) cash in an amount equal to his cost of obtaining all benefits which he would have been eligible to participate in or receive through the term of the Employment Agreement, or (ii) continued participation under such benefit plans through the term of the Employment Agreement, if he continued to qualify for participation in such benefit plans.

If Mr. Lowery is terminated for other than just cause or is constructively discharged, and this occurs within 12 months following a change in control, he would be entitled to an amount equal to or the greater of the compensation and benefits described above if the termination did not occur within 12 months following a change in control; or, the product of 2.99 times the sum of his base salary in effect as of the date of the change in control and an amount equal to the bonuses received by or payable to him in or for the calendar year prior to the year in which the change in control occurs; and, at his sole discretion, either cash in an amount equal to his cost of obtaining for a period of three years, beginning on the date of termination, all benefits which he was eligible to participate in or receive, or continued participation under such benefit plans for a period of three years, beginning on the date of termination, if he continued to qualify for participation in such benefit plans.

2001 LONG-TERM INCENTIVE PLAN. If Mr. Smith is terminated within 12 months following a change in control, he is entitled to receive the greater of $3,424,600 or the amount of any rewards under this plan as of December 31 of the year prior to termination. If Mr. Lowery is terminated within 12 months following a change in control, he is entitled to receive the greater of $3,002,717 or the amount of any rewards under this plan as of December 31 of the year prior to termination.

If as a result of a change in control Messrs. Smith or Lowery become entitled to any payments from the Corporation or FFB which are determined to be payments subject to the "golden parachute" rules of the Code, the amount due will be increased to include payment equal to the amount of excise tax imposed under Sections 280G and 4999 of the Code (the "Excise Tax Payment") and the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes.

                          TRANSACTIONS WITH MANAGEMENT

Directors and principal officers of the Corporation and their associates were customers of, and have had transactions with, the Corporation and its subsidiary banks in the ordinary course of business during 2004. Comparable transactions may be expected to take place in the future.

During 2004 various directors and officers of the Corporation and their respective associates were indebted to the subsidiary banks from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for similar transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and thereby are exempt from the insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

The law offices of B. Guille Cox, Jr., in which Mr. Cox is a partner, were paid legal fees of approximately $65,000 by the Corporation and its subsidiaries for the fiscal year ending December 31, 2004. In addition, during 2004, Hendrich Abstract Co., Inc. received fees in connection with mortgage loans made by First Financial Bank N.A., in the amount of approximately $203,000. Mr. Cox owns one-third of Hendrich Abstract Co., Inc., and his spouse is the Vice President of Hendrich Abstract Co., Inc.

                          COMPARATIVE PERFORMANCE GRAPH

The following graph compares cumulative total shareholder return on the Corporation's common stock over the last five fiscal years with the returns of the Russell 2000 Index, comprised of the smallest 2000 companies of the Russell 3000 Index which includes the 3000 largest market capitalization corporations and the SNL $1B - $5B Bank Index developed by SNL Securities LC which includes all bank stocks with total assets in this size range. The graph assumes $100.00 was invested on January 1, 1999 in the Corporation's common stock and in each of the indices shown, and the reinvestment of all dividends.

                           FIRST FINANCIAL CORPORATION
                            TOTAL RETURN PERFORMANCE

                                                                   PERIOD ENDING
   INDEX                               12/31/99      12/31/00      12/31/01      12/31/02    12/31/03    12/31/04
   ---------------------------------------------------------------------------------------------------------------
   First Financial Corporation         $100.00       $ 79.70        $112.51      $128.10      $161.96     $193.73
   Russell 2000                         100.00         96.98          99.39        79.03       116.38      137.71
   SNL $1B-$5B Bank Index               100.00        113.48         137.88       159.16       216.44      267.12


                          REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, attached hereto as Exhibit A, the Audit Committee of the Board ("Committee") assisted the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. All of the members of the Committee are independent, as defined in the Corporation's listing requirements, from management and the Corporation. During the current year, the Committee met four times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit functions organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2004, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors.

                   Anton H. George, Audit Committee Chairman
                      Patrick O'Leary    Thomas T. Dinkel

                                   AUDIT FEES

FEES PAID TO CROWE CHIZEK AND COMPANY LLC
The following table sets forth the aggregate fees billed by Crowe Chizek and Company LLC ("Crowe Chizek") for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2004 and fiscal year 2003 and for other services rendered during fiscal year 2004 and fiscal year 2003 on behalf of the Corporation and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Corporation:

                                     FISCAL 2004          FISCAL 2003
                                     -----------          -----------
         Audit Fees                   $300,000              $135,675
         Audit Related Fees              3,950                 3,750
         Tax Fees                       60,075                34,570
         All Other Fees                202,820                58,371
                                      --------              --------
         Total                        $566,845              $232,366

     AUDIT FEES: Consists of fees billed for professional services rendered for
(i) the audit of the Corporation's consolidated financial statements, (ii) the review of the interim condensed consolidated financial statements included in quarterly reports, (iii) the services that are normally provided by Crowe Chizek in connection with statutory and regulatory filings or engagements, and (iv) the attest services, except those not required by statute or regulation.

     AUDIT-RELATED FEES: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's consolidated financial statements and are not reported under "Audit Fees." These services include the review of management's attestation and performance of agreed upon procedures for student loan servicing for both 2004 and 2003.

     TAX FEES: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning and for individual income tax preparation.

     ALL OTHER FEES: All other fees include consulting and testing regarding the network, internet and information systems controls for both 2004 and 2003.

  AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF
                              INDEPENDENT AUDITORS

All of the fees and services described above under "audit fees," "audit-related fees," "tax fees" and "all other fees" were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table contains information concerning individuals or entities who, to the knowledge of the Corporation, beneficially owned on March 15, 2005, more than 5% of the common stock of the Corporation:

---------------------------------------------------------------------------------------------
  NAME AND ADDRESS OF BENEFICIAL OWNER      SHARES BENEFICIALLY OWNED       PERCENT OF CLASS
---------------------------------------------------------------------------------------------
  First Financial Corporation                       866,349(1)                   6.41%
  Employee Stock Ownership Plan ("ESOP")
  One First Financial Plaza
  Terre Haute, Indiana 47807
---------------------------------------------------------------------------------------------
  T. Rigasco Trust Co-Trustees:                     960,458                      7.11%
  National City Bank of Indiana
  One National City Center
  Indianapolis, Indiana 46255
  Jack R. Snyder
  One American Square
  Indianapolis, Indiana 46282
---------------------------------------------------------------------------------------------
  Princeton Mining Company                        1,314,714                      9.73%
  State Road 46 South
  Terre Haute, Indiana 47803
---------------------------------------------------------------------------------------------


(1) Represents shares held in Trust by the Corporation's subsidiary, First Financial Bank N.A.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Corporation common stock and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the best knowledge of the Corporation, during the most recent fiscal year all officers, directors and greater than ten percent beneficial owners of the Corporation timely filed all statements of beneficial ownership required to be filed with the SEC.

                              INDEPENDENT AUDITORS

The Audit Committee appointed Crowe Chizek and Company LLC, as independent accountants to audit the books, records and accounts of the Corporation for 2004 and 2003. The Audit Committee anticipates that it will appoint an independent public accountant to audit the books, records, and accounts of the Corporation for 2005 in April, 2005. Representatives of Crowe Chizek are expected to be in attendance at the annual meeting and will be provided an opportunity to make a statement should they desire to do so and to respond to appropriate inquiries from the shareholders.

              SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any shareholder who desires to contact the Chairman of the Board of Directors or the other members of the Board of Directors, or who desires to make a recommendation of a director candidate for consideration by the Governance/Nominating Committee, may do so electronically by sending an email to the following address: directors@ffc-in.com. Alternatively, a shareholder can contact the Chairman of the Board or the other members of the Board by writing to: Chairman, First Financial Corporation, P.O. Box 540, Terre Haute, IN 47808. Communications received electronically or in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review.

                             SHAREHOLDERS PROPOSALS

Any proposals which shareholders desire to present at the 2006 Annual Meeting must be received by the Corporation at its principal executive offices on or before November 22, 2005 to be considered for inclusion in the Corporation's proxy material for that meeting. The proxy rules of the Securities and Exchange Commission govern the content and form of stockholder proposals and the minimum stock holding requirement. All proposals must be a proper subject for action at the 2006 Annual Meeting. In addition, any proposal submitted for consideration at the 2006 Annual Meeting but not for inclusion in the Corporation's proxy material for that meeting must be received no later than February 26, 2006 or such proposal will be considered untimely.

If notice of any other shareholder proposal intended to be presented at the 2006 Annual Meeting is not received by the Corporation on or before February 6, 2006, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Secretary of the Corporation.

                          ANNUAL REPORT TO SHAREHOLDERS

The 2004 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2004, and other information concerning the operations of the Corporation is enclosed herewith, but is not to be regarded as proxy soliciting material.

UPON WRITTEN REQUEST, THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH REQUESTING SHAREHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2003. ADDRESS ALL REQUESTS TO:

                     MICHAEL A. CARTY, SECRETARY & TREASURER
                           FIRST FINANCIAL CORPORATION
      ONE FIRST FINANCIAL PLAZA o P.O. BOX 540 o TERRE HAUTE, INDIANA 47808

                                  OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors of the Corporation does not know of any matters for action by shareholders at such Annual Meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which were not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors


/s/ DONALD E. SMITH

DONALD E. SMITH
Chairman of the Board and President

Exhibit A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                           FIRST FINANCIAL CORPORATION

PURPOSE The Audit Committee (the Committee) is appointed by the Board of Directors (the Board) to assist the Board in fulfilling its oversight responsibilities with respect to monitoring (1) the integrity of the financial statements of First Financial Corporation (the Corporation), (2) the independent auditor's qualifications and independence, (3) the performance of the Corporation's internal audit function and independent auditors, and (4)the compliance by the Corporation with legal and regulatory requirements.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the Commission) to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of NASDAQ STOCK MARKET, INC., Section 10A (m)(3) of the Securities Exchange Act of 1934 (the Exchange Act) and the rules and regulations of the Commission. As required by the Commission, if a member of the Committee meets the definition of a financial expert, as defined by the Commission, that member shall be so designated. The members of the Committee shall be appointed by the Board.

MEETINGS The Committee will meet at least quarterly but reserves the right to meet as often as it shall determine. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Corporation. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Corporation. The Committee shall periodically make reports to the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES The Committee shall have sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee shall preapprove all auditing services and permitted non-audit services to be performed for the Corporation by its independent auditor.

The Committee shall also approve fees for services as outlined in engagement letters or quoted by the independent auditors. Fees for routine preapproved services will be reported to the Committee as invoiced. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

FINANCIAL STATEMENT AND DISCLOSURE MATTERS The Committee, to the extent it considers necessary, shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review and discuss the annual audited financial statements with management and the independent auditor, including disclosures made imanagement's discussion and analysis, accounting and auditing principles and practices, and the adequacy of internal controls that could significantly affect the Corporation's financial statements, and recommend inclusion of the financial statements in the 10-K to the Board.

3. Review with management and the independent auditor the Company's financial results prior to the filing of Form 10-Q and review results of the SAS 100 review of the quarterly financial statements included in Form 10-Q. Such review will include:

     (a) all critical accounting policies and practices to be used.
     (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
     (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4. Discuss with management the Corporation's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

5. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements.

OVERSIGHT OF THE CORPORATION'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

6. Report annually to the Board the appointment of the independent auditor and monitor the fees, duties and independence concerns.

7. Approve in advance all audit services to be provided by the independent auditor, including any written engagement letters related thereto. (By approving the audit engagement, the audit service contemplated in any written engagement letter shall be deemed to have been pre-approved.)

8. Establish policies and procedures for the engagement of the independent auditor to provide permissible non-audit services, which shall require pre-approval by the Audit Committee of all permissible non-audit services to be provided by the independent auditor. All engagements pertaining to internal control consulting require approval of the specific engagement.

9. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

10. Approve the retention of the independent auditor for any non-audit service and the fee for such service.

11. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if necessary, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

12. Evaluate together with the Board the performance of the independent auditor and if the performance is considered to be unsatisfactory, recommend that the Board replace the independent auditor.

13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 or other standards that may in time modify, supplement or replace SAS 61 relating to the conduct of the audit.

     (a) On an annual basis, the Committee shall ensure receipt of, and review with the independent auditor, the written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified, supplemented or replaced, and discuss with the auditors their independence.

14. Review with the independent auditor any significant difficulties the auditor may have encountered in conducting the audit or working with management and any management letter provided by the auditor and the Corporation's response to that letter. Such review should include:

     (a) any significant difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

     (b) any changes required in the planned scope of the audit.

     (c) any significant concerns about the internal audit department's responsibilities, budgeting and staffing.

15. Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

16. Obtain and review a report from the independent auditor periodically regarding

     (a) the independent auditor's internal quality control procedures,

     (b) any material issues raised by the most recent quality control review or peer review of the firm.

OVERSIGHT OF THE CORPORATION'S INTERNAL AUDIT FUNCTION

17. Review the appointment, performance and replacement of the senior internal auditing executive.

18. Review the reports to management prepared by the internal auditing department and management's responses.

19. Review and approve the annual internal audit plan.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

20. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

22. Discuss with the independent auditor any illegal act(s) identified during the conduct of the audit, if applicable and any conclusions reached regarding such matter(s).

23. Ascertain that there have been no violations of the Corporation's Code of Business Conduct and Ethics, which shall include a review of insider and related party transactions.

24. Periodically review and discuss the adequacy and effectiveness of the Corporation's internal and disclosure controls and procedures related to financial reporting and management and independent auditor reports thereon.

25. Ensure the Corporation adheres to regulatory guidelines regarding the hiring of employees and former employees of the independent auditor.

26. The Committee shall approve all transactions with related parties, including loans and extensions of credit, fees and commissions for services, purchases or sales of assets and any other financial arrangements. For purposes of this responsibility, the definition of related parties will follow the definition of insider loans, as provided in Regulation O.

LIMITATION OF EXAMINING COMMITTEE'S ROLE While the committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                           FIRST FINANCIAL CORPORATION
                            ONE FIRST FINANCIAL PLAZA
                                  P.O. BOX 540
                           TERRE HAUTE, INDIANA 47808

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints James E. Brown and Ronald K. Rich, or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of First Financial Corporation which the under-signed is entitled to vote at the Annual Meeting of Shareholders to be held at One First Financial Plaza, Terre Haute, Indiana on Wednesday, April 20, 2005, at 11:00 a.m. (local time), or any adjournment thereof, on the following matters:

1.     Election of Directors

   A. [ ] For all nominees listed below for a three-year term to expire in 2008 (except as marked to the contrary below):

              B. Guille Cox, Jr., Anton H. George, Gregory L. Gibson and Virginia L. Smith

       [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above.

   B. [ ] For the nominee listed below for a two-year term to expire in 2007 (except as marked to the contrary below):

                               W. Curtis Brighton

       [ ]  WITHHOLD AUTHORITY to vote for the nominee listed above.

       (INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through the nominee's name in the list above.)

2. In their discretion, on such matters as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ALL THE NOMINEES LISTED ABOVE.

       Please sign exactly as name appears below. If there are two or more owners, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                         , 2005
       ------------------------           --------------------------------------
                                          (Signature)

                                          --------------------------------------
                                          (Signature, if held jointly)

                                          Your vote is important. Please mark,
                                          sign and date and return this Proxy
                                          promptly, using the enclosed envelope.